UHY LDMB Advisors Inc.  Chartered Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Border Management, Inc. on Form SB-2 of our report dated November 27, 2006
With respect to our audit of the financial statements of Border Management, Inc. as of September 30, 2006, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference of our Firm under the heading "Experts" in same Prospectus.

/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants
Langley, British Columbia

December 4, 2006